UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2014

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2014, the Board of Directors (the Board) of PDL BioPharma, Inc. (the Company) approved a change in the title of Danny Hart from Deputy General Counsel and Assistant Secretary to Vice President, Business Development and also approved a change in Mr. Hart’s compensation.

Mr. Hart’s base salary was increased to $360,000 from $318,240; his target bonus percentage under our 2014 Annual Bonus Plan (a copy of the plan was filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2014) was increased to 50% from 40% (with a maximum bonus percentage being increased to 100% from 80%) of his annual base salary; the long-term incentive award under our 2014/18 Long-Term Incentive Plan was increased from up to $675,000 to up to $725,000 comprised of two components: (i) the right to receive up to $507,500 in cash (increased from up to $472,500) and (ii) a number of unvested shares of the Company’s common stock with a value up to $217,500 (increased from up to $202,500) (based on the closing price of our common stock on May 28, 2014), such amounts to be paid and/or vested in accordance with the 2014/18 Long-Term Incentive Plan (a copy of the plan was filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q filed August 18, 2014).

Item 8.01 Other Events.

On October 6, 2014, the Company issued a press release announcing the changes to Mr. Hart’s title and compensation and the appointment of Nathan Kryszak as senior counsel. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: October 6, 2014

Exhibit Index

Exhibit No.	Description
99.1	Press Release